EXHIBIT 23.5


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-58617) and Prospectus of Qwest Communications International Inc. and to the incorporation by reference therein of our report dated February 14, 1998 with respect to the financial statements of Frontier Media Group, Inc. included in the Registration Statement of Qwest Communications International Inc. (Form S-4 No. 333-65095) dated September 30, 1998, filed with the Securities and Exchange Commission.



                                               /s/ ERNST & YOUNG LLP
                                               ----------------------------
                                                   ERNST & YOUNG LLP


Philadelphia, Pennsylvania

November 11, 1998